UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 04, 2022

Gelesis Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39362	84-4730610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Boylston Street Suite 6102
Boston, Massachusetts		02116
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 456-4718

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	GLS	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	GLS WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

CMS License Agreement Amendment and CMS Warrant

On August 4, 2022, Gelesis, Inc. (the “Subsidiary”), a subsidiary of Gelesis Holdings, Inc. ( “Gelesis”), entered into an Amendment (the “Amendment”) to the License, Collaboration and Supply Agreement, dated June 18, 2020 (the “Original Agreement”), by and between the Subsidiary and CMS Bridging DMCC, an affiliate of CMS Medical Venture Investment (HK) Limited (“CMS”) that governs the license of Gelesis intellectual property to CMS in Greater China (including Mainland China, Hong Kong, Macau, and Taiwan), Singapore and United Arab Emirates (collectively, the “CMS Territory”), and the supply of Plenity to CMS for sale in the CMS Territory. Pursuant to the Amendment, the one-time, non-refundable, and non-creditable regulatory approval milestone payment of $5.0 million provided for in the Original Agreement became immediately payable. In addition, the Amendment expands the CMS Territory to include Brunei, Myanmar, Cambodia, Timor-Leste, Indonesia, Laos, Malaysia, the Philippines, Thailand and Vietnam and provides that the minimum annual royalty term for CMS territory will commence January 2024 (rather than January 2022, as previously provided under the Original Agreement) and extend through the expiration date of the amended agreement.

Upon execution of the Amendment, Gelesis issued to CMS a warrant (the “CMS Warrant”) to purchase up to 400,000 shares of common stock, par value $0.0001 per share, of Gelesis (the “Common Stock”) at an exercise price of $0.01 per share. The Warrant expires on the date that is ten years from the date of issuance (the “Expiration Date”) and is exercisable at any time from the date of issuance until the Expiration Date.

The CMS Warrant provides that, in connection with any Change of Control Transaction (as defined in the CMS Warrant) involving Gelesis, where the CMS Warrant has not been fully exercised prior to the consummation of such transaction, immediately prior to any such transaction, the CMS Warrant will be automatically exchanged into the right to receive (i) the consideration that would issuable, assuming all shares issuable upon exercise of the CMS Warrant were issued and outstanding immediately prior to the consummation of such transaction minus (ii) the change of control exercise price (as defined in the CMS Warrant) (such automatic exchange, the “Automatic Exercise Upon a Change of Control”).

Neither the CMS Warrant nor the shares of Common Stock potentially issuable upon exercise of the CMS Warrant have been or will be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, and on similar exemptions under applicable state laws.

The foregoing descriptions of the Amendment and the CMS Warrant do not purport to be complete and are qualified in their entirety by the full text of the Amendment and the CMS Warrant, copies of which are attached hereto as Exhibits 10.1 and 4.1 and are incorporated herein by reference.

Promissory Notes and Promissory Note Warrants

On August 4, 2022, Gelesis Holdings, Inc. (“Gelesis”) issued a promissory note in the aggregate principal amount of $5.0 million to existing investor, CMS Bridging DMCC, an affiliate of CMS Medical Venture Investment (HK) Limited (“CMS”), for the cash purchase price of $5.0 million.

As previously disclosed, Gelesis issued two promissory notes under the same terms on July 25, 2022 in the aggregate principal amount of $20.0 million to existing investors, PureTech Health LLC (“PureTech”) and SSD2 LLC (“SSD2”), for the cash purchase prices of $15.0 million and $5.0 million, respectively. The total aggregate principal amount issued under the CMS, PureTech and SSD2 (together the “Investors”) notes was $25.0 million (together the “Promissory Notes”).

Each of the Promissory Notes is unsecured and bears interest at a rate of 15% per annum. Each Promissory Note matures on the earlier of (a) December 31, 2023 or (b) five (5) business days following a Qualified Financing which, as defined in each Promissory Note includes: (a) any sale (or series of related sales) by Gelesis of (i) the common stock, par value $0.0001 per share (“Common Stock”) or preferred stock (“Preferred Stock”) of Gelesis, (ii) any equity securities conferring the right to purchase Common Stock or Preferred Stock or which are convertible into, or exchangeable for Common Stock or Preferred Stock (except any security granted, issued and/or sold by Gelesis to any director, officer, employee or consultant of Gelesis in such capacity for the primary purpose of retaining their services), or (iii) any debt securities convertible into, or exchangeable for, Common Stock or Preferred Stock, in each case, the aggregate proceeds of which equal or exceed $50.0 million less reasonable costs and expenses; or (b) the receipt by Gelesis of aggregate gross proceeds in any debt financing (or series of debt financings) equal to or exceeding $50.0 million, less reasonable costs and expenses. Gelesis may prepay each of the Promissory Notes, in whole or in part, at any time without penalty.

Each Promissory Note contains certain representations and warranties and covenants of Gelesis, and certain customary events of default including: (i) failure by Gelesis to pay amounts due thereunder (a “Payment Default”), (ii) material breach by Gelesis of any other term or provision of the Promissory Notes or of any representation or warranty by Gelesis (a “Material Breach Default”) and (iii) certain bankruptcy events (each, a “Bankruptcy Default”). If a Payment Default or Material Breach Default occurs and is continuing under an Investor’s Promissory Note, such Investor may declare the unpaid principal and accrued interest due and payable. If a Bankruptcy Default occurs and is continuing under an Investor’s Promissory Note, unpaid principal and accrued interest with respect to such Promissory Note will become automatically due and payable immediately, without notice from or other action by the Investor.

Upon a Payment Default under any Promissory Note that has not been cured by the Company after five days, (x) the Company will be required to issue a warrant to the Investor holding such Promissory Note (a “Promissory Note Warrant”) to purchase, at an exercise price of $0.01 per share, subject to adjustment, an aggregate of number of shares of Common Stock equal to: (i) (A) 0.2 multiplied by (B) the amount of outstanding principal and accrued interest under such Promissory Note as of the date of conversion, divided by (ii) the volume weighted average price of the Common Stock, as reported by the New York Stock Exchange (the “NYSE”), for the five (5) trading days (the “Common Stock VWAP”) occurring immediately prior to the date of exercise and (y) such Investor may elect, at its option, to convert the outstanding principal and accrued interest under the Promissory Notes into a number of shares of Common Stock equal to (i) the amount of outstanding principal and accrued interest under the Promissory Note as of the date of conversion, divided by (ii) the lesser of the price per share of (A) the Common Stock, as reported by the NYSE or (B) the Common Stock VWAP as of the day prior to the date of such Investor’s conversion notice.

Each Promissory Note Warrant will expire on the date that is ten years from the date of issuance (the “Expiration Date”) and will be exercisable at any time from the date of issuance until the Expiration Date. Each Promissory Note Warrant also provides for an Automatic Exercise Upon a Change of Control.

The Company has agreed to include one or more proposals at its next annual or special meeting of stockholders to obtain any necessary shareholder approval pursuant to NYSE rules for the issuance of the Promissory Note Warrants, and the shares of Common Stock issuable upon exercise of such warrants, and the issuance of the shares of Common Stock issuable upon conversion of the Promissory Notes.

Neither the Promissory Notes, the Promissory Note Warrants, nor the shares of Common Stock potentially issuable upon conversion or exercise thereof, as applicable, have been or will be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, and on similar exemptions under applicable state laws.

The foregoing descriptions of the Promissory Notes and Promissory Note Warrants do not purport to be complete and are qualified in their entirety by the full text of the form of Promissory Note and form of Promissory Note Warrant, copies of which are attached hereto as Exhibits 4.2 and 4.3 and are incorporated herein by reference.

One S.r.l. Amended and Restated Warrant Purchase Agreement

On August 9, 2022, Gelesis Holdings, Inc. (“Gelesis”) entered into an Amended and Restated Warrant Purchase Agreement (the “Amended and Restated Agreement”) with certain One S.r.l. warrantholders, which amends and restates the Warrant Purchase Agreement dated October 21, 2020 (the “Original Warrant Agreement”), by and between Gelesis, Inc. (the “Subsidiary”) and the One S.r.l. warrantholders. Pursuant to the Amended and Restated Agreement, Gelesis deferred payment of the aggregate remaining purchase price under the patent license and assignment agreement and master agreement between the Company and One S.r.l., totaling €2.5 million (which the Subsidiary owes to the One S.r.l. warrantholders), until March 31, 2023.

Pursuant to the Amended and Restated Agreement, and in consideration for the deferral, Gelesis amended the exercise price of the One S.r.l. warrantholders' 1,353,062 previously issued common stock warrants from $4.26 to $1.45.

The foregoing description of the Amended and Restated Agreement does not purport to be complete and is qualified in its entirety by the full text of the form of the Amended and Restated Agreement, a copy of which is attached hereto as Exhibit 4.4 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 of this Current Report on Form 8-K with respect to the issuance of the Promissory Note is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided under Item 1.01 of this Current Report on Form 8-K with respect to the issuance of the CMS Warrant, the Promissory Notes, the Promissory Note Warrants and the Amended and Restated Agreement is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report On Form 8-K.

Exhibit Number	Description
4.1	Warrant to Purchase Common Stock of Gelesis Holdings, Inc., dated August 4, 2022, issued to CMS Bridging DMCC
4.2	Form of Promissory Note
4.3	Form of Warrant to Purchase Common Stock of Gelesis Holdings, Inc.
4.4	Amended and Restated Warrant to Purchase Common Stock of Gelesis Holdings, Inc., dated August 9, 2022
10.1	Amendment, dated August 4, 2022, to License, Collaboration and Supply Agreement by and between the Subsidiary and CMS Bridging DMCC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GELESIS HOLDINGS, INC.

Date:	August 10, 2022	By:	/s/ Elliot Maltz
Elliot Maltz Chief Financial Officer (Principal Financial and Accounting Officer)